                       UWSI/BCBSUW SUPPLEMENTAL
                       EXECUTIVE RETIREMENT PLAN

                       (Amended and Restated Effective
                       January 1, 1997)

CONTENTS


ARTICLE 1. THE PLAN                                                          1
1.1  The Plan                                                                1
1.2  Purpose of the Plan                                                     1
1.3  Applicability of the Plan                                               1
1.4  Applicability of the Prior Plan                                         1

     ARTICLE 2. DEFINITIONS                                                  2
2.1  Definitions                                                             2
2.2  Gender and Number                                                       4

     ARTICLE 3. PARTICIPATION                                                5
3.1  Participation                                                           5
3.2  Duration                                                                5

     ARTICLE 4. BENEFITS                                                     6
4.1  Retirement Benefits                                                     6
4.2  Form of Payment                                                         7
4.3  Disability Benefits                                                     7

     ARTICLE 5. DEATH BENEFITS                                               9
5.1  Eligibility                                                             9
5.2  Amount                                                                  9
5.3  Payment                                                                 9

     ARTICLE 6. FINANCING                                                   10
6.1  Financing                                                              10
6.2  No Trust Created                                                       10
6.3  Unsecured Interest                                                     10
6.4  "Rabbi" Trust                                                          10


                                       i

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     ARTICLE 7. ADMINISTRATION                                               11
7.1  Administration                                                          11
7.2  Appeals from Denial of Claims                                           11
7.3  Tax Withholding                                                         12
7.4  Expenses                                                                12

     ARTICLE 8. ADOPTION OF THE PLAN BY AFFILIATE; AMENDMENT AND TERMINATION
     OF THE PLAN                                                             13
8.1  Adoption of the Plan by Affiliate                                       13
8.2  Amendment and Termination                                               13

     ARTICLE 9. MISCELLANEOUS PROVISIONS                                     14
9.1  No Contract of Employment                                               14
9.2  Severability                                                            14
9.3  Applicable Law                                                          14

     SUPPLEMENT A. ADOPTING EMPLOYERS (AS OF JANUARY 1, 1997)                16


                                       ii

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ARTICLE 1. THE PLAN

1.1  THE PLAN
United Wisconsin Services, Inc. and Blue Cross & Blue Shield United of Wisconsin heretofore maintained a supplemental retirement plan known as the Supplemental Benefit Restoration Plan (the "Prior Plan"). The Prior Plan is hereby amended and restated to hereafter be known as the UWSI/BCBSUW Supplemental Executive Retirement Plan (the "Plan").

1.2  PURPOSE OF THE PLAN
This Plan is intended to supplement benefits that are provided by the UWSI/BCBSUW Salaried Pension Plan and the UWSI/BCBSUW Hourly Pension Plan (the "Pension Plans").

The Plan is intended to be a plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

Benefits provided under this Plan shall be paid solely from the general assets of the Company and participating Affiliates. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

1.3  APPLICABILITY OF THE PLAN
This Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after January 1, 1997.

1.4  APPLICABILITY OF THE PRIOR PLAN
The Prior Plan applies only to those individuals who are Participants in the Prior Plan as of December 31, 1996, and applies only for purposes of determining the minimum benefit under section 4.1(b)(3) of this Plan. There shall be no new Participants in the Prior Plan after December 31, 1996.





ARTICLE 2.

2.1 DEFINITIONS Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural and any masculine terminology shall be deemed to refer to either a male or female.

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(a)  "ACTUARIAL EQUIVALENT" means a benefit having the same value as the benefit which it replaces, computed on the bases of the actuarial equivalence assumptions in effect under section 1.1(b)(i) of the UWSI/BCBSUW Salaried Pension Plan.

(b)  "AFFILIATE" means--

     (1) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

     (2) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

     (3) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

     (4) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

     Notwithstanding the foregoing, the term Employer may, in the discretion of the Administrator, be defined to include an entity described in paragraphs
     (1) through (4) above for any purpose under the Plan.

(c) "BENEFICIARY" means the individual designated by a Participant to receive any death benefits payable on the Participant's behalf under the Pension Plans.

(d) "BENEFIT COMMENCEMENT DATE" means the date on which a Participant's benefits shall commence under Article IV and shall be the date the Participant's benefits commence under the Pension Plans.

(e)  "BOARD" means the Board of Directors of the Company.

(f) "CODE" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that Code section.

(g) "COMPANY" means both United Wisconsin Services, Inc. and Blue Cross & Blue Shield United of Wisconsin, and any successors thereto that agree to adopt and continue this Plan.

(h)  "EMPLOYEE" means any person who is employed by an Employer.

(i) "EMPLOYER" means the Company and each Affiliate which has adopted this Plan for the benefit of its eligible Employees as set forth in Schedule A to this Plan.

(j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

(k) "FINAL AVERAGE EARNINGS" means one-twelfth of the Participant's average annual

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     Earnings for the highest five consecutive calendar years of Earnings during the last ten calendar years of Earnings. For this purpose, Earnings shall be as determined under the UWSI/BCBSUW Salaried Pension Plan except that the Code section 401(a)(17) limit shall not apply and any deferrals under a voluntary deferred compensation plan shall be included in the year of the deferral and not included in the year of payment.

(l) "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following the Participant's sixty-fifth birthday.

(m) "PARTICIPANT" means an Employee who has met, and continues to meet, the eligibility requirements of section 3.1.

(n) "PLAN" means this UWSI/BCBSUW Supplemental Executive Retirement Plan, as amended from time to time.

(o)  "PLAN ADMINISTRATOR" means the Company's Employee Benefits Committee.

(p)  "PLAN YEAR" means the calendar year.

(q) "PRIMARY SOCIAL SECURITY BENEFIT" means the estimated monthly primary insurance amount that a Participant is or would be entitled to receive commencing at age 62 under the Social Security Act, whether or not he applies for or actually receives such benefit. For purposes of the Plan, such estimated amount shall be determined as of any date on the following bases:

     (1) the Social Security Act as in effect on the January 1 of the Plan Year with respect to which a calculation is made (regardless of any retroactive changes made by legislation enacted after said January 1);

     (2) the rate of the Participant's past wage increases equaled a level percentage per year of 5 percent;

     (3) in the case of a Participant who terminates from employment of the Employer and all Affiliates prior to his sixty-second birthday, such Participant has annual wages for the period from his termination to the attainment of age 62 equal to his wages for the last full year of employment with the Employer or Affiliate;

     (4) in the case of a Participant who terminates employment from the Employer and all Affiliates after his sixty-second birthday, such Participant has no wages for the period following his termination of employment; and

     (5) no change (by amendment to the Social Security Act or by application of the provisions of the Act) in the primary insurance amount occurs after the earlier of termination of employment or a Participant's sixty-second birthday.

(r)  "SERVICE" means the sum of--

     (1) with respect to Plan Years of the Pension Plans beginning before January 1, 1997, the Participant's Years of Benefit Service under the Pension Plans; and

     (2) with respect to Plan Years of the Pension Plans beginning on and after January 1, 1997, any calendar years with respect to which the Participant receives an Annual Credit.

(s) "TERMINATION OF SERVICE" means an Employee's death or resignation, discharge, or retirement from the Company and its Affiliates.

2.2  GENDER AND NUMBER
Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.

ARTICLE 3.

PARTICIPATION

3.1  PARTICIPATION
An Employee shall become a Participant on--

(a) January 1, 1997, if he is employed by the Employer as a vice president or officer on a full-time basis and is designated as a Participant by the Plan Administrator; or

(b) on such date the Employee becomes employed by the Employer as a vice president or officer on a full-time basis and is designated as a Participant by the Plan Administrator, but not before January 1, 1997.

3.2  DURATION
An Employee who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of--

(a)  his Termination of Service; or

(b) his ceasing to be employed by the Employer as a vice president or officer on a full-time basis.

An individual whose active participation is terminated under this section 3.2 shall continue to be an inactive Participant until all benefits to which he is entitled to under this Plan have been paid.

ARTICLE 4.

BENEFITS

4.1  RETIREMENT BENEFITS
(a) ELIGIBILITY. A Participant who has five years of Service shall be eligible for a retirement benefit under this section 4.1. Except as otherwise provided in section 4.4, this normal retirement benefit shall be calculated as a life with ten years certain at 70 percent annuity commencing on the Participant's Normal Retirement Date. However, if the Participant's Benefit Commencement Date precedes his Normal Retirement Date, the benefit determined under this section 4.1 shall be reduced in accordance with subsection (b)(2).

(b)  AMOUNT.

     (1) IN GENERAL. Subject to paragraphs (2), (3), and (4) below, a Participant who is eligible for a retirement benefit under subsection
          (a) shall be entitled to a monthly benefit equal to (A) minus (B) where--

          (A) is 60 percent of the Participant's Final Average Earnings multiplied by a fraction, not greater than one, the numerator of which is the Participant's months of Service under the Pension Plans and the denominator of which is 360; and

          (B) is the Participant's Primary Social Security Benefit multiplied by a fraction, not greater than one, the numerator of which is the Participant's months of Service under the Pension Plans and the denominator of which is 360.

     (2) EARLY COMMENCEMENT. In the case of a Participant whose Benefit Commencement Date precedes his or her Normal Retirement Date, the monthly benefit determined under paragraph (1) shall be reduced one-fourth of 1 percent for each month the Benefit Commencement Date precedes the Participant's sixty-second birthday (up to a maximum of 6 percent reduction) and one-half of 1 percent for each month the Benefit Commencement Date precedes the Participant's sixtieth birthday (up to a maximum of 30 percent reduction) and Actuarial Equivalent reductions for each month the Benefit Commencement Date precedes the Participant's fifty-fifth birthday.

     (3)  PENSION PLANS OFFSET. The monthly benefit determined under paragraphs
          (1) and (2) shall be offset by the life with ten years certain at 70 percent annuity, payable as of the Participant's Benefit Commencement Date, which is the Actuarial Equivalent of the Participant's Cash Balance Account under the Pension Plans as of the Participant's Benefit Commencement Date.

     (4) MINIMUM BENEFIT. The monthly benefit determined above shall in no event be less for any given month than the monthly benefit determined under the provisions of the Prior Plan as of December 31, 1996. This minimum benefit shall only apply to those that were Participants in the Prior Plan.

     (5) ADJUSTMENTS. The Plan Administrator may adjust (A) the Service included in determining a Participant's benefits pursuant to section 4.1(b)(1)(A) and (B), and (B) the qualified retirement plan benefits to be offset against the Participant's benefits pursuant to section 4.1(b)(3), to take into account service with Affiliates which is not considered Service under this Plan and to make appropriate offsets for qualified retirement plan benefits earned during such service.

4.2  FORM OF PAYMENT
(a) UNMARRIED PARTICIPANT. The form of payment for a Participant who is not married on his or her Benefit Commencement Date shall be a life with ten years certain at 70 percent annuity.

(b) MARRIED PARTICIPANT. The form of payment for a Participant who is married on his or her Benefit Commencement Date shall be a joint and 50 percent surviving spouse annuity. A joint and 50 percent surviving spouse annuity provides--

     (1)  a reduced monthly benefit to the Participant for life; and

     (2) upon the Participant's death, a monthly benefit to the Participant's surviving spouse for life equal to 50 percent of the amount payable during the Participant's lifetime.

     This joint and 50 percent surviving spouse annuity shall be the Actuarial Equivalent of the life with ten years certain at 70 percent annuity described in subsection (a). The reduced benefit payable to the Participant shall be 93 percent of the benefit otherwise payable.

(c) OPTIONAL PAYMENT FORMS. At the election of the Participant, payment may be made either in the form of a single life annuity or a lump sum. In that event, the benefit payable under the optional payment form shall be the Actuarial Equivalent of the life with ten years certain at 70 percent annuity described in subsection (a). One full calendar year must elapse between the date of the election and the beginning date of the optional payment form. Upon the request of a Participant, the Plan Administrator may, in its sole discretion, make an exception to the required time lapse by accelerating the beginning date of the optional payment form, but not to a date earlier than the Participant's Benefit Commencement Date.

4.3  DISABILITY BENEFITS
(a) ELIGIBILITY. A Participant who is receiving a disability retirement benefit under the Pension Plans shall be eligible for a disability benefit under this section 4.3.

(b) AMOUNT. A Participant who is eligible for a disability benefit under subsection (a) shall be entitled to a monthly disability benefit equal to
     (1) minus (2) where--

     (1) is the disability benefit that would be payable under the Pension Plans but for the limitations of Code sections 401(a)(17) and 415; and

     (2) is the disability benefit that in fact is payable under the Pension Plans.

(c) PAYMENT. A Participant's disability benefit shall be paid in the same form and for the same period of time as the disability benefit is paid to the Participant under the Pension Plans.

ARTICLE 5.

DEATH BENEFITS

5.1  ELIGIBILITY
The Beneficiary of a Participant under the Pension Plans who is eligible for a death benefit under the Pension Plans shall be eligible for a death benefit under this Article 5.

5.2  AMOUNT
A Beneficiary who is eligible for a death benefit under section 5.1 shall be entitled to a death benefit equal to (a) minus (b) where--

(a) is the death benefit that would be payable under the Pension Plans but for the limitations of Code sections 401(a)(17) and 415; and

(b)  is the death benefit that in fact is payable under the Pension Plans.

5.3  PAYMENT
Payment shall be in the same form and for the same period of time as the death benefit payable to the Beneficiary under the Pension Plans.

ARTICLE 6.

FINANCING

6.1  FINANCING
The benefits under this Plan shall be paid out of the general assets of the Employers. The benefits shall not be funded in advance of payment in any way.

6.2  NO TRUST CREATED
Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust of any kind or a fiduciary relationship between an Employer and any Participant, Participant's spouse, or Beneficiary.

6.3  UNSECURED INTEREST
No Participant shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

6.4  "RABBI" TRUST
The Company may utilize one or more "rabbi" trusts provided they are not inconsistent with any of the above sections of this Article 6.

ARTICLE 7.

ADMINISTRATION

7.1  ADMINISTRATION
The Plan shall be administered by the Plan Administrator.

The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.

The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

7.2  APPEALS FROM DENIAL OF CLAIMS
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Plan Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.

This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)  the specific reasons for the denial;

(b)  specific reference to the Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Plan Administrator, within 60 days after the notice has been received, a written request for the review; and

(e) if this request is so filed, an explanation that the claimant or an authorized representative


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

     may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).

The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

7.3  TAX WITHHOLDING
The Employer may withhold from wages or any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.

7.4  EXPENSES
All expenses incurred in the administration of the Plan shall be paid by the Employer.

ARTICLE 8.

ADOPTION OF THE PLAN BY AFFILIATE; AMENDMENT AND TERMINATION OF THE PLAN

8.1  ADOPTION OF THE PLAN BY AFFILIATE
An Affiliate may adopt the Plan by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Employee Benefits Committee.

8.2  AMENDMENT AND TERMINATION
The Company hereby reserves the right to amend, modify, or terminate the Plan with respect to its Employees at any time, and for any reason, by action of the Employee Benefits Committee. However, no amendment or termination shall have the effect of reducing the benefits accrued by a Participant prior to the date of the amendment or termination.

ARTICLE 9.

MISCELLANEOUS PROVISIONS

9.1  NO CONTRACT OF EMPLOYMENT
Nothing contained in the Plan shall be construed to give any Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge a Participant at any time.

9.2  SEVERABILITY
If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.3  APPLICABLE LAW
Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Wisconsin.

                             * * * * * * * * * *


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

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers, effective as of the date specified above.



                                       UNITED WISCONSIN SERVICES, INC.


ATTEST:
                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------
By
  ---------------------------------

Title
     ------------------------------



                                       BLUE CROSS & BLUE SHIELD UNITED OF
                                       WISCONSIN


ATTEST:
                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------

By
  ---------------------------------

Title
     ------------------------------

SUPPLEMENT A.

ADOPTING EMPLOYERS
(AS OF JANUARY 1, 1997)

Blue Cross & Blue Shield United of Wisconsin
United Wisconsin Services, Inc.
United Wisconsin Insurance Company
Compcare Health Services Insurance Corporation
Meridian Managed Care, Inc. (formerly Take Control, Inc.)
Valley Health Plan, Inc.
Meridian Resource Corporation
United Wisconsin Proservices, Inc.
Meridian Marketing Services, Inc.
Hometown Insurance Services, Inc.
United Heartland, Inc.


                                      16